UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On April 17, 2018 Digital Ally, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not compliant with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because its stockholders’ equity, as reported in its Annual Report on Form 10-K for the year ended December 31, 2017, was below the required minimum of $2.5 million. Further, as of April 17, 2018 the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company’s common stock on The Nasdaq Capital Market.

Under Nasdaq Listing Rule 5810(c)(2), the Company had until June 1, 2018 to submit a plan to regain compliance. The Company submitted its compliance plan and on June 27, 2018 Nasdaq granted it an extension until September 30, 2018 to provide evidence of compliance with Rule 5550(b)(1).

There can be no assurance that the Company will be able to regain compliance with the stockholders’ equity requirement or meet the alternatives of market value of listed securities or net income from continuing operations, or otherwise maintain compliance with the other listing requirements.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Digital Ally, Inc. (the “Company”) announced that its Board of Directors has determined to postpone its annual meeting of stockholders (the “Annual Meeting”) originally scheduled for 10 a.m. CDT on Wednesday, June 27, 2018. The new date and time for the Annual Meeting will be 1 p.m. CDT on July 5, 2018. The Annual Meeting is being rescheduled to allow additional time for stockholders to vote on the proposals submitted for their consideration. The record date for the Annual Meeting remains May 8, 2018. The location of the Annual Meeting remains the offices of the Company located at 9705 Loiret Boulevard, Lenexa, KS 66219.

No changes have been made to the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement and related materials that the Company filed with the Securities and Exchange Commission on May 14, 2018. Proxies and voting instructions previously submitted with respect to the Annual Meeting will be valid for the rescheduled meeting.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: June 27, 2018	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer